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                                                                   EXHIBIT 10.48

                                      NOTE


N-1                                                             October 27, 1997


         FOR VALUE RECEIVED, the undersigned, Mego Mortgage Corporation, a Delaware corporation (the "Company"), hereby promises to pay Textron Financial Corporation (the "Lender") or order, on the Final Maturity Date, the aggregate unpaid principal amount of the revolving and term loans made by the Lender to the Company pursuant to the Credit Agreement referred to below. The Company promises to pay interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued and unpaid interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

         Payments hereunder shall be made to Textron Financial Corporation, as agent for the Lender, at Commerce Center, 333 East River Drive, Suite #305, East Hartford, Connecticut 05108.

         All revolving and term loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company under this Note, such Credit Agreement or any other Credit Document.

         This Note evidences borrowings under, and is entitled to the benefits of, and is subject to the provisions of, the Credit Agreement dated as of October 27, 1997, as from time to time in effect (the "Credit Agreement"), among the Company, the Lender and certain other parties. The principal of this Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement are used herein with the meanings so defined.

         In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.


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         This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Rhode Island.

         The parties hereto, including the Company and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, forbearance or other indulgence without notice.

                                    MEGO MORTGAGE CORPORATION


                                    By
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                                    Title:


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